[Coopers & Lybrand Logo]       Coopers & Lybrand L.L.P.

                               a professional services firm






CONSENT OF INDEPENDENT ACCOUNTANTS


We   consent  to  the  inclusion in this registration statement on Form S-4 of our reports, both of which include an explanatory paragraph regarding the Company's ability to continue as a going concern, dated April 10, 1998, on our audits of the
consolidated financial statements and   financial   statement
schedule of XCL Ltd. and financial statements of XCL-China Ltd. We also consent to the reference to our firm under the caption "Experts."



/s/ COOPERS & LYBRAND L.L.P.


Miami, Florida
May 6, 1998